UNITED STATES
                SECURITIES AND EXCHANGE COMMISSION
                      Washington D.C., 20549

                             Form 8-K

                          CURRENT REPORT


             Pursuant to Section 13 or 15(d) of the
                 Securities Exchange Act of 1934


  Date of Report (Date of earliest event reported) Sept. 2, 1998


                  Commission file number 0-16734


                     C.E.C. INDUSTRIES CORP.
        (Exact name of registrant as specified in charter)

          Nevada                                  87-0217252
     (State of other jurisdiction of              (I.R.S. Employer
     incorporation or organization)               Identification Number)

     23 Cactus Garden Drive, F-60
     Green Valley (Henderson), Nevada                  89014
     (Address of Principal Executive Office)           (Zip Code)
                          (702) 893-4747
       (Registrant's Telephone Number, Including Area Code)

                            Copies To:
                          Marie Levine
                            President
                   23 Cactus Garden Drive, F-23
                     Henderson, Nevada 89014
                         (702)893-4747









C.E.C. Industries Corp. Page 2

Item No 1 Changes in Control of Registrant.

No events to report.

Item No. 2.    Acquisition or Disposition of Assets.

No events to report.

Item No. 3.    Bankruptcy or Receivership.

No events to report.

Item No. 4.    Changes in Registrant's Certifying Accountant.

No events to report.

Item No. 5.    Other Events.

George Matthews, Jr. vs. C.E.C. Industries

On September 2, 1998, a judgement was entered in United States District Court, District of Utah, Central Division, against C.E.C. Industries, Inc. in favor of George A. Matthews, Jr. a former President and Director of C.E.C. Industries. The judgement entered was in the amount of $207,306.93. The judgement award was to compensate Mr. Matthews for monies allegedly owed to him on his Employment Agreement, from an alleged wrongful stop transfer, interest, and attorney's fees.

On January 22, 1999, the Company filed an appeal of the above decision with the United States Court of Appeals for the Tenth Circuit.

The company has been enable to post a bond. The judgement has been recorded in several states under the Sister State Judgement Act.

C.E.C. Industries, Inc. vs. Richard G. Matthews and Raymond A. Ebert

On February 11, 1999 C.E.C. Industries, Inc. filed a complaint in the Third Judicial District court in Salt Lake County, State of Utah against Richard G. Matthews (son of George Matthews, Jr.) and
Raymond A. Ebert.  In that action, C.E.C. Industries claims that both
Richard G. Matthews and Raymond A. Ebert breached their fiduciary duties while Officers and/or Directors of C.E.C. Industries.




C.E.C. Industries Corp. Page Three



Item No. 6.    Resignation of Registrant's Directors.

No events to report.

Item No. 7. Financial Statements, Proforma Financial Information and Exhibits.

No events to report.



                           SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


C.E.C. Industries Corp.



By:/s/Marie Levine                                Dated:   3-5-99
       Marie Levine, President